Exhibit 31.2
Certification of Chief Financial Officer
pursuant to Rule 13a-14(a) or Rule 15d- 14(a)
I, Michelle Mosier, certify that:
(1)    I have reviewed this annual report on Form 10-K/A of Jushi Holdings Inc.; and
(2)    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 14, 2026

/s/ Michelle Mosier
Michelle Mosier
Chief Financial Officer (principal financial officer)